Exhibit 10.24

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “**”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

CONTRACT FOR SERVICES

THIS AGREEMENT, dated as of June 25, 2007 (the “Effective Date”), together with the schedules, appendices, attachments and exhibits, if any (collectively, the “Agreement”), between NHL Interactive CyberEnterprises, LLC, a Delaware limited liability company having its principal office at 1251 Avenue of the Americas, New York, NY 10020 (“the NHL”) and NeuLion, Inc., having its principal place of business at 1600 Old Country Road, Suite 101, Plainview, New York 11803, United States (“NeuLion”), each of the NHL and NeuLion being a “Party”.

W I T N E S S E T H:

WHEREAS, the NHL desires to engage NeuLion to build and deliver an online multimedia streaming service as described in this Agreement; and

WHEREAS, NeuLion desires to build and deliver an online multimedia streaming service as described in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Parties agree as follows:

1.             Term.  Unless earlier terminated as otherwise provided for herein, the term of this Agreement shall commence on the Effective Date and expire on September 30, 2010 (the “Initial Term”), and shall renew thereafter for subsequent one (1) year periods (each a “Renewal Term”) upon mutual agreement of the Parties no less than four (4) months prior to the expiration of the then-current term (the Initial Term and all Renewal Terms are referred to collectively as the “Term”).

2.             Services; Acceptance; Project Meetings.  (a) The services to be provided by NeuLion under this Agreement shall consist of the setup and back office operation of an online multimedia streaming service (the “Service”) as more fully described in Exhibit A hereto, utilizing audio, video, photographic, statistical and other content (“Content”) provided by the NHL.  NeuLion shall furnish the Service in accordance with the service levels set forth in Exhibit C hereto (the “Service Levels”).

(b)           The NHL shall have a reasonable period of time to test each Service element and other deliverable furnished by NeuLion hereunder (including, without limitation, the Video Player (as defined in Exhibit A) and each of its particular implementations, as well as NeuLion’s geofiltering/gating mechanisms) (collectively, the “Deliverables”) to determine whether they meet the specifications set forth in this Agreement or otherwise agreed by the Parties, and NeuLion shall promptly correct any deficiencies identified by the NHL in this regard.

(c)           Project team leaders from the NHL and NeuLion shall meet regularly, but no less frequently than weekly, during the Service development and implementation process, in order to prioritize tasks, discuss changes and scheduling, identify problems and resolutions, and otherwise coordinate and cooperate in connection with the development and implementation of the Service and the furnishing of all Deliverables.

3.             Consideration.  (a)  The NHL shall pay to NeuLion the fees set forth in Exhibit B hereto as consideration for the services provided pursuant to Section 2 above.  All payments (other than amounts disputed in good faith) shall be due thirty (30) days from the date of the NHL’s receipt of NeuLion’s invoice.  The Parties shall work in good faith to expeditiously resolve any disputed portions of NeuLion’s invoices.

(b)           NeuLion shall maintain complete and accurate books and records, in accordance with generally accepted industry practices, to demonstrate full compliance with all the terms and conditions of this Agreement and to substantiate NeuLion’s charges and/or expenses hereunder.  NeuLion shall retain such records for a period of at least two (2) years from the date of final payment hereunder.  The NHL or its designated representative(s) shall have access to such records for purposes of audit during normal business hours upon reasonable prior notice to NeuLion.  In the event any such audit reveals an overpayment by the NHL, *****************
**************************.

4.             Independent Contractor.  NeuLion is an independent contractor of the NHL.  Accordingly, no Party shall, nor shall any officer, director, employee, servant, agent or independent contractor of either Party (i) be deemed an employee of the other Party, (ii) commit the other Party to any obligation, or (iii) hold itself, himself, or herself out as an employee of the other Party or a Person with the authority to commit the other Party to any obligation.  As used in this Agreement the word “Person” means any individual person, entity (including partnerships, corporations and limited liability companies), and government or political subdivision thereof (including agencies, bureaus, offices and departments thereof).

5.             Compliance With Law.  Both the NHL and NeuLion shall comply with any and all applicable Federal, State and local laws, rules and regulations (collectively, “Laws”) in connection with their respective performance under this Agreement.

6.             NeuLion Works and Intellectual Property Rights.  (a)  The NHL understands and agrees that NeuLion shall utilize its (and/or its affiliates’) proprietary intellectual property (including but not limited to patents, trademarks, know how and business models) in the development and delivery of the Service provided for herein (“NeuLion iPTV Platform”).  Accordingly, any transformations, modifications, enhancements, expansions or adaptations of NeuLion iPTV Platform developed by NeuLion in delivery of the Service provided for herein (“Derivative Works”), and any and all intellectual property rights therein contained (including but not limited to patents, trademarks, know how and business models) shall be owned by

NeuLion, and, in further consideration for the rights granted herein to the NHL, the NHL hereby assigns to NeuLion any and all rights, title and interest, including, without limitation, copyrights, trade secrets and proprietary rights, to the Derivative Works developed by NeuLion hereunder.  The Derivative Works shall not be deemed to be “works made for hire” under the federal copyright laws.  The NHL agrees to give NeuLion reasonable assistance to perfect such assignment of such rights, title and interest.

(b)           Notwithstanding the foregoing, the NHL shall retain all rights, and NeuLion shall not have any ownership interest, in materials developed by the NHL in connection with the Service (if any), such as applications and/or code developed by the NHL that enable the NeuLion iPTV Platform to retrieve statistical information from the NHL’s real-time scoring system (“NHL Developments”).  Moreover, to the extent NeuLion is involved in the creation or production of any Content hereunder, such Content shall be deemed a “work made for hire” under the federal copyright laws and shall be owned by the NHL.  To this end, in further consideration for the amounts paid to NeuLion hereunder, NeuLion hereby assigns to the NHL any and all rights, title and interest, including, without limitation, copyrights, trade secrets and proprietary rights, in and to the NHL Developments and Content that would otherwise vest in NeuLion, and NeuLion agrees to give the NHL reasonable assistance to perfect such assignment of such rights, title and interest.

7.             Infringement.  NeuLion warrants and represents that neither the Service, the Derivative Works nor the NeuLion iPTV Platform infringes upon or constitutes a misappropriation of any copyright, trademark, patent, trade secret or other proprietary right of any third party.  Each Party will indemnify, defend and hold harmless the other Party, and the other Party’s affiliates, officers, employees and agents, from and against all third party claims against, and any related damages, claims, expenses (including reasonable attorney’s fees), judgments, liabilities and costs (“Losses”), which such Party may suffer or incur relating to any claim or action alleging that (in the case of indemnification by NeuLion) the Service, the Derivative Works or the NeuLion iPTV Platform or (in the case of indemnification by the NHL) the Content infringe any copyright, trade secret, patent right of design, or other third party intellectual property right.  In the event of any third party claim against the NHL in respect of the NeuLion iPTV Platform, NeuLion, at its option, may (i) obtain the right to use the NeuLion iPTV Platform without obligation on the part of the NHL to the owner of the allegedly infringed intellectual property, (ii) modify the NeuLion iPTV Platform, without materially diminishing the functionality or performance, thereof, to become non-infringing at NeuLion’s sole expense or, after using its best efforts to achieve either of the foregoing options, (iii) discontinue the use of infringing NeuLion iPTV Platform components and provide the NHL with a pro rated refund of any fees pre-paid in connection with such components (the allocation of which shall be agreed by the Parties in good faith).  In the event of any third party claim against NeuLion in respect of the Content, the NHL, at its option, may (i) obtain the right to use the Content without obligation on the part of NeuLion to the owner of the allegedly infringed intellectual property, or (ii) discontinue the use of infringing Content.  If, pursuant to the foregoing, NeuLion elects to discontinue a material feature or component of the NeuLion iPTV Platform, the NHL shall have the right, upon 45 days notice, to terminate this Agreement without liability to NeuLion.

8.             Limited Service Warranty.  NeuLion warrants that the Service will operate according to the specifications set forth in the Exhibits hereto or otherwise agreed by the Parties.  If it is determined that the Service does not operate according to such specifications, then except as required by applicable Law, NeuLion’s only responsibility will be to use its best efforts, consistent with industry standards, to cure the defect at its own expense.  Moreover, NeuLion warrants that it shall use commercially reasonable efforts to avoid the introduction of virus, lockup program, or other malicious or disabling code or device into the NeuLion iPTV Platform and the applications and content managed by NeuLion hereunder.  EXCEPT AS SET FORTH HEREIN, NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILTY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY EITHER PARTY.  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTYFOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES BASED ON CONTRACT, TORT OR OTHER LEGAL THEORY, WHICH MAY ARISE HEREUNDER OR FROM THE USE OR OPERATION OF THE SERVICE.

9.             Indemnification; Defense; Cooperation.  (a)  Each Party shall be responsible for and shall indemnify, defend and hold harmless the other Party and its affiliates, officers, employees, and agents (the “Indemnified Parties”) from and against any and all Losses, arising out of or in connection with any acts, omissions or breaches of this Agreement by the indemnified Party, regardless of whether due to negligence, fault, or default, including Losses in connection with any threatened investigation, litigation or other proceeding or preparing a defense to or prosecuting the same; provided, however, that the indemnifying Party shall not be responsible for that portion, if any, of a Loss that is caused by the negligence, fault or default of the other Party.

(b)           Each Party shall, upon the other Party’s demand, promptly and diligently defend, at the Party’s own risk and expense, any and all suits, actions, or proceedings which may be brought or instituted against one or more Indemnified Parties for which the Party is responsible under this Section, and, further to the Party’s indemnification obligations, the Party shall pay and satisfy any judgment, decree, loss or settlement in connection therewith.

(c)           Each Party shall cooperate with the other Party in connection with the investigation, defense or prosecution of any action, suit or proceeding in connection with this Agreement.

(d)           The provisions of Sections 7, 9, and 13 to 19 shall survive the termination of this Agreement.

10.           Assignment; Amendment; Waiver; Subcontracting.  (a)  Neither Party may assign, transfer or otherwise convey this Agreement nor any of its rights and obligations under this Agreement, including by operation of law, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

(b)           This Agreement and the rights and obligations hereunder may not be in whole or part (i) amended, (ii) waived, or (iii) subcontracted, without the prior written consent of the Party against whom enforcement of such action is sought.  Any purported modification without such prior written consent shall be null and void.  The failure of a Party to assert any of its rights under this Agreement, including the right to demand strict performance, shall not constitute a waiver of such rights.

11.           Termination.  (a)  This Agreement may be terminated (i) in the event of a breach of this Agreement that has gone uncured for a period fifteen (15) days after written notice of such breach has been given, (ii) immediately upon the insolvency of or the filing of a petition of bankruptcy by a Party, (iii) upon mutual written agreement of the Parties, (iv) by a Party in the event that Force Majeure Events prevent the other Party from performing its obligations hereunder for a period of twenty (20) days or more, and (v) in accordance with any other provisions of this Agreement expressly addressing termination.

(b)           In addition, the NHL shall have the right to ********************************************************* **************************.

12.           Confidentiality.  “Confidential Information” shall include: (i) all prices, rates and other financial information related to the Services, (ii) all information relating to the customers of either Party, including customer lists, and (iii) all information one Party provides to the other which is clearly identified as confidential or proprietary.  Confidential Information disclosed by either Party to the other shall be held by the recipient in confidence and not: (a) used by the recipient for personal advantage of any kind, or (b) made available for third parties to use.  Each Party will direct its employees, contractors, consultants and representatives who have access to any Confidential Information to comply with all of the terms of this Section.  The following information shall not be Confidential Information if: (i) it is or becomes available to the public through no wrongful act of the receiving Party; (ii) it is already in the possession of the receiving Party and not subject to any agreement of confidence between the Parties; (iii) it is received from a third Party without restriction for the benefit of the disclosing Party and without breach of this Agreement; (iv) it is independently developed by the receiving Party; (v) it is disclosed pursuant to a requirement of a duly empowered government agency or a court of competent jurisdiction after due notice and an adequate opportunity to intervene is given to the disclosing Party unless such notice is prohibited.  Upon termination or expiration of this Agreement, the receiving Party shall at the disclosing Party’s direction, either return or destroy all of the disclosing Party’s Confidential Information and so certify in writing.  The obligations of this provision will survive for five (5) years after any termination or expiration of this Agreement.

13.           No Third Party Beneficiaries.  This Agreement is entered solely by and between the Parties and shall not be deemed to create any rights in or obligations to any third parties.

14.           Force Majeure.  Neither Party shall be liable for failure to fulfill its obligations under this Agreement if that failure is caused, directly or indirectly, by flood, communications failure, extreme weather, fire, mud slide, earthquake, or other natural calamity or act of God, interruption in water, electricity, riots, civil disorders, rebellions or revolutions, acts of governmental agencies, quarantines, embargoes, malicious acts of third parties, acts of terrorism, labor disputes affecting vendors or subcontractors and for which the Party claiming force majeure is not responsible, or any other similar cause beyond the reasonable control of that Party (collectively, “Force Majeure Events”).

15.           Consent to Jurisdiction and Venue; Governing Law.  Unless otherwise specified in this Agreement or required by Law, exclusive original jurisdiction for all claims or actions with respect to this Agreement shall be in a State or Federal Court in Nassau County in New York State and the Parties expressly waive any objections to the same on any grounds, including venue and forum non conveniens.  This Agreement is intended as a contract under, and shall be governed and construed in accordance with, the Laws of New York State, without regard to the conflict of laws provisions thereof.

16.           Notices.  Any notice, request, demand or other communication required to be given or made in connection with this Agreement shall be (a) in writing, (b) delivered or sent (i) by hand delivery, evidenced by a signed, dated receipt, (ii) postage prepaid via certified mail, return receipt requested, or (iii) overnight delivery via a nationally recognized courier service, (c) deemed given or made on the date three (3) business days after it is mailed or one (1) business day after it is released to a courier service, as applicable, if addressed to the President or Chief Executive Officer of the Party at the address specified above for the Party, or in each case to such other persons or addresses as shall be designated by written notice.

17.           All Legal Provisions Deemed Included; Severability; Supremacy.  (a) Every provision required by Law to be inserted into or referenced by this Agreement is intended to be a part of this Agreement.  If any such provision is not inserted or referenced or is not inserted or referenced in correct form then (i) such provision shall be deemed inserted into or referenced by this Agreement for purposes of interpretation and (ii) upon the application of either Party this Agreement shall be formally amended to comply strictly with the Law, without prejudice to the rights of either Party.

(b)           In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)           Unless the application of this subsection will cause a provision required by Law to be excluded from this Agreement, in the event of an actual conflict between the terms and conditions set forth above the signature page to this Agreement and those contained in any schedule, exhibit, appendix, or attachment to this Agreement, the terms and conditions set forth above the signature page shall control.  To the extent possible, all the terms of this Agreement should be read together as not conflicting.

18.           Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

19.           Entire Agreement.  This Agreement represents the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and supersedes all prior agreements (whether written or oral) of the Parties relating to the subject matter of this Agreement.

20.           Publicity.  Further, the Parties will work together on the specific messaging of any press release regarding the relationship between NeuLion and the NHL.  Each Party will give the other appropriate advance notice and opportunity to review any publicity materials before the actual release, and will not issue any release or other publicity that mentions the other without the prior approval of that Party.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

	NeuLion, Inc.		NHL Interactive CyberEnterprises, LLC

By:	/s/ Ronald M.E. Nunn	By:	/s/ Keith Ritter
	(Authorized Signature)		(Authorized Signature)

	Ronald M.E. Nunn		Keith Ritter
	Type or Print Name of Person Signing		Type or Print Name of Person Signing

	EVP, Business Operations		President
	Title		Title

	06-27-2007		June 25, 2007
	Date		Date

EXHIBIT A

NEULION PROVIDED SERVICES

NeuLion shall provide the following services for the setup and back office operations of the Service, provided that the NHL obtains all requisite legal and regulatory approvals for any locality.  These services shall include the utilization of the NeuLion iPTV Platform.  The specific services to be provided by NeuLion are:

•                  Base Services — NeuLion shall provide the process, technology and ongoing personnel services to deliver the following “Base Services” to the NHL:

1.     Video player template design and implementation of a video player based on the template for NHL.com and for each Member Club;

2.     Content management and storage for up to 51,000 hours of Content;

3.     Live and on-demand Content streaming, with digital rights management, URL encryption (as applicable), ad server integration and geo-targeting;

4.     Subscriber management, registration, billing and payment processing;

5.     Syndication; and,

6.     Reporting and tracking.

•                  Center Ice Services — NeuLion shall provide the process, technology and ongoing personnel services to deliver the following “Center Ice Services” to the NHL:

1.     Downlink and transcoding of live game feeds; and

2.     Live streaming of home team television feed, away team television feed, home team radio feed and away team radio feed for 1,340 games per season.

3.     The NHL shall have the exclusive right to set pricing for the NHL Center Ice Online live video offering, and any other Content offering managed by NeuLion hereunder.

4.     NeuLion shall notify the NHL no later than July 3, 2007, as to whether the Center Ice Services will include the streaming of radio feeds (the “Radio Services”) as of the beginning of the Term or as of the start of the second year of the Term.

•                  Consulting Services — Upon individual request by the NHL, NeuLion shall provide the following personnel services to assist the NHL and its Member Clubs in the development and preparation of Content for the Service:

1.     Training classes for (i) Content Production Strategy, (ii) Content Management, and (iii) Film and Field Production; and,

2.     Content production outsourcing for Content development, preparation and publishing to the Service by an individual Member Club.

•                  Additional Specifications and Requirements — The Service, the NeuLion iPTV Platform, the video players and all of NeuLion’s other obligations hereunder shall, except to the extent modified by the ultimate specifications for the Deliverables as mutually agreed by the Parties (it being agreed that absent any such agreement, the specifications set forth in this Exhibit A and Exhibits A-1 through A-3 shall apply), conform in all material respects with:

1.     The “NeuLion iPTV Service Proposal” and “NeuLion iPTV Web Solution Overview” presented by NeuLion to the NHL (a copy of which is attached hereto as Exhibit A-1), with the exception of the “Form Agreement Example” contained therein;

2.     The “NeuLion iPTV Service Proposal - Revised Pricing” presented by NeuLion to the NHL on May 29, 2007 (a copy of which is attached hereto as Exhibit A-2); and

3.     The “NHL Video Streaming Requirements” document attached hereto as Exhibit A-3.

In the event of any conflict between the foregoing 3 documents, the following order of precedence shall apply: Exhibit A-3, Exhibit A-2 and lastly, Exhibit A-1.  Moreover, Exhibit B shall take precedence over any conflicting pricing terms in Exhibit A-2.

•                  Content Streaming — In connection with all of NeuLion’s Content streaming hereunder, NeuLion agrees to the following:

1.     NeuLion will install, set-up, and configure all equipment, software, and systems required for encoding and streaming the Content including but not limited to IRDs, monitoring systems, cabling and satellites;

2.     NeuLion shall provide all technical resources (hardware, software, etc.) in order to downlink and decode satellite signals of NHL games using IRDs provided by the NHL and then encode those signals (according to mutually agreed specifications) as required in order to include them in NeuLion’s streaming network for access by subscribers;

3.     NeuLion may not use NHL IRDs for any purpose other than to provide the Service to the NHL.  Upon the expiration or termination of the Agreement for any reason, NeuLion shall allow NHL to remove, or arrange the removal of, the IRDs from NeuLion’s premises;

4.     NeuLion acknowledges and agrees that the NHL shall control and manage the Content provided to NeuLion and that NeuLion will not alter the Content in any way other than the conversion to a streaming format or as directed by the NHL;

5.     NeuLion agrees to utilize satellite dishes sufficient to downlink up to fifteen (15) simultaneous NHL games (both home and away team feeds);

6.     The streaming rate for video shall have bit rate of no less than 700 kbps unless directed by NHL to do otherwise, and the streaming rate for audio shall be 28 kbps.

7.     NeuLion shall be responsible for all co-location, including but not limited to racks, redundant power, and Tier 1 networking.

8.     At any time, the NHL may elect to bring some of these activities in-house (e.g. the down-linking and encoding of game feeds), in which case NeuLion shall work with the NHL to adjust Service delivery accordingly and to the extent such transition results in cost savings to NeuLion the Parties shall discuss in good faith an equitable sharing of such savings.

DELIVERABLES AND SPECIFICATIONS

•                  Video Player — NeuLion shall design, develop, implement and host a multimedia video player through which the Content will be streamed to the NHL’s end users (the “Video Player”).  The Video Player shall be consistent in all material respects with the demonstrations given by NeuLion to the NHL at the NHL’s offices on June 8, 2007, and with any incremental features contained in any other demonstrations, documentation and other materials furnished by NeuLion to the NHL in connection therewith.  In particular, and except to the extent modified by the ultimate specifications for the Deliverables as mutually agreed by the Parties, the Video Player shall:

1.     Be able to pull on-demand Content from the NHL’s own content management system as well as from NeuLion’s own hosted systems;

2.     Include chat room functionality that enables the end user to open a chat box next to the video window and select whether (a) to enter a chat room for end users watching the particular Content then being viewed by the end user or (b) to enter one of a pre-set list of other chat rooms (e.g. organized per NHL team and/or per topic);

3.     Include a statistics feature that provides end users with NHL statistics organized by team and by player;

4.     Include the ability to sort through the available Content by (a) NHL team, and (b) type of content (e.g. live, VOD, highlights, features, radio, stats);

5.     Include links to NHL team and player information, previous team matchups, and other pertinent information and web pages as designated by the NHL;

6.     Support multi-screen “mosaic” functionality, where the end user can watch multiple games at once through smaller video windows, select the game they wish to focus on, and enlarge that particular window up to maximum size;

7.     Be able to detect the bandwidth capacity of end users and, for end users who cannot adequately support the maximum bit rate specified by the NHL, furnish them with Content encoded at a more suitable bit rate; and

8.     Support integration with the NHL’s real-time scoring system*, including:

a.                Real-time scores and game clock for all games in progress;

b.               Real-time player/goalie stats (e.g. goals, assists, shots on goal, penalty minutes, goals against average, save percentage);

c.                Other real-time game stats (e.g. shots on goal, faceoffs, powerplay opportunities/goals)

*The NHL acknowledges that its cooperation will be required in order to achieve full integration of the NeuLion iPTV Platform and Video Player with the NHL’s real-time scoring system.  The Parties agree to work together in good faith to achieve such integration, but NeuLion shall not be in breach of this Agreement for integration failures caused by the NHL’s failure to furnish the necessary resources.

9.     In addition, NeuLion shall work with the NHL to support whatever integration with Comcast’s streaming of NHL content becomes necessary pursuant to the NHL’s existing contractual obligations with Comcast; provided that to the extent such integration involves more than merely the ability to link to Comcast’s own video player or website (rather than using the Video Player’s own video window) when particular games are selected from the menu of Content on the Video Player, such integration shall be subject to technical feasibility and the Parties’ good faith agreement on appropriate consideration to NeuLion.

•      Registration Interface and Subscriber Control — NeuLion shall design, develop, implement and host a registration interface to process subscriptions to subscription-based Content packages (e.g. the NHL Center Ice Online package) and assign unique user names and passwords (the “Registration Interface”).  In particular, and except to the extent modified by the ultimate specifications for the Deliverables as mutually agreed by the Parties, the Registration Interface shall:

1.     Support multi-lingual and multi-character-type text for the names of the data capture fields;

2.     Pull the text of the NHL.com Terms of Services and Privacy Policy from the NHL.com website into the Registration Interface (e.g. through a scrollable text box);

3.     Enable collection of opt-in and opt-out information specified by the NHL; and

4.     Ensure that each subscriber has a unique user-name and support a password access system.  NeuLion shall suspend a subscriber’s account at any time upon the reasonable request of the NHL.

•      Payment Processing — NeuLion shall design, develop, implement and host a payment gateway for processing credit card transaction fees for any subscription-based Content packages offered via the NeuLion iPTV Platform and Video Player (the “Payment Gateway”), and shall be responsible for the credit card transaction processing of all such fees (and any associated taxes) and remitting all such amounts to the NHL.  To this end, and without limitation, NeuLion shall:

1.     Ensure that the Payment Gateway can charge subscribers in either US or Canadian currency based on the local of the subscriber (i.e. quoting and charging a fee in the local US or Canadian currency);

2.     To the extent funds are not deposited directly into an NHL account, remit to the NHL any and all amounts collected by NeuLion within 30 days after the end of each month (along with reports detailing the basis for such payments);

3.     Use reasonable commercial efforts to include indemnification obligations from any third party payment processors engaged by NeuLion for their wrongful acts and omissions in their processing of financial transactions hereunder (which obligations shall include indemnification of the NHL and its affiliates); and

4.     Support the use of multiple price models (e.g. Full-Season and Day Pass), pricing that can be changed during the course of the season per time/date period (e.g. Full Season, Second Half Season, and Playoffs), and pricing that can be configured on a country-by-country basis (e.g. setting different pricing for US, Canada, UK, Japan, etc.), in each case as specified by the NHL.

•      Geo-Filtering and Content Blackout — NeuLion shall block Content pursuant to blackout policies provided by the NHL.  Such blocking will be based on the geographic location of the NHL customer’s IP address at the time the customer seeks to access the Content, regardless of where the customer is a resident or from where the customer subscribed to the services.  For each NHL team, the NHL will specify the team’s local telecast territory, and NeuLion will blackout all of that team’s games (home and away) with respect to end users identified by NeuLion as being located in that team’s local telecast territory.  In addition, for games being televised outside of a team’s local telecast territory, NeuLion shall blackout such games for all end users located in the countries or territories where such games are being televised, as specified by the NHL.  To this end, and except to the extent modified by the ultimate specifications for the Deliverables as mutually agreed by the Parties, NeuLion shall:

1.     Use its reasonable commercial efforts to (i) ensure that it accurately associates the IP address of each end user to the geography of each end user (including, without limitation, through the use of regularly updated IP/ZIP databases, consistent with the highest industry standards) and (ii) minimize the number of misidentifications (i.e. instances where NeuLion identifies a user as being in one region when in fact they are in another region);

2.     Notify the NHL upon becoming aware of IP addresses and/or end users that are being misidentified and comply with the NHL’s determination as to what blackout rules should apply in such cases;

3.     Work in good faith with the NHL to continuously improve the rate of accurate identifications over the course of the Term of the Agreement;

4.     Use commercially reasonable efforts to identify and block attempts by end users to circumvent the NHL’s blackout rules through the use of proxy servers;

5.     Include an NHL-supplied message to consumers seeking to access a blocked NHL game; and

6.     Allow the NHL to submit custom blackout schedule lists in order to change their blackout designations of any game.  Among other things, this functionality would enable the NHL to black out games that are televised nationally (or beyond the local telecast territory of the teams involved) in all areas where such telecasts are available.  Blackout changes will be subject to database replication times.  48 business hours advance notice required.

MAINTENANCE AND SUPPORT

•      Support — NeuLion shall provide Level 2 support in connection with the Content  packages managed by NeuLion hereunder.  NeuLion shall provide Level 2 support to the NHL’s personnel during the NHL’s regular business hours and, for emergency issues, on a 24/7 basis (phone or pager service).  Level 2 support shall be provided in accordance with the Service Levels set forth in Exhibit C.  NeuLion shall assign a single point of contact to the NHL for all issues arising in connection with the Service and the NeuLion

iPTV Platform.  NeuLion shall also provide the NHL with contact information for NeuLion’s network operations center.

•      Security — NeuLion shall implement at all times during the Term industry-standard fraud protection, and computer and data security measures.

EXHIBIT A-1

NeuLion iPTV Service Proposal

[See attachment]

NeuLion iPTV Service Proposal National Hockey League

Proposal Contents Section One - NeuLion Summary Section Two - iPTV Web Solution Overview Section Three - NHL Proposal Section Four - NeuLion Consulting Services Section Five - NeuLion Management Team Section Six - Agreement

NeuLion Summary The Future of Television

NeuLion at a Glance Headquarters – Plainview, New York Research and Development Centers Plainview, New York Beijing, China Shanghai, China Encoding Centers Plainview, New York Beijing, China Plainview, New York IPTV Patents Pending End to End IPTV Technology and Process Proprietary CODEC End-To-End Encoding, Delivery and Set-Top-Box Service

NeuLion iPTV lets you deliver your content anywhere in the world

NeuLion iPTV delivers the highest quality streaming video

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Consumer Freedom of Choice

NeuLion iPTV Platform Components Encoding Services Consumer Delivery

iPTV Delivery Service

NeuLion iPTV Web Solution Overview

Major Services Offering Content Management Subscriber Management Digital Rights Management Billing Delivery

NeuLion iPTV Web Solution Other Key NHL Requirements Video and Banner Ad Insertion including “Companion Ad” capabilities Standard Metadata tagging for cross league sharing of videos Support for both Flash and Windows Media file formats Embedded Video features for Bloggers and Emailers Video Library integration between NeuLion and NHL.com

National Hockey League League Wide Proposal

NHL TV Marketplace Strategy Increase Visibility of the League Provide an Additional Advertising and Sponsor Revenue Platform Promote New Ticket Sales Outreach to the Community Connect Fans world wide with Hockey For the Fan - Another Reason To Join the NHL Family

NHL TV Content Pre-Game Coverage Licensed Content Post-Game Coverage

NHL TV Business Terms Roles and Responsibilities NHL and Teams Content creation and aggregation Marketing and Promotion of the Service Direct Subscriber Support NeuLion Content Management Content Delivery and Network Technical Support Subscriber Management

NHL Pricing Proposal Setup Fees Setup Fees Design TV Console Per Team NHL League Office will be considered a team One Time Payment Per Team Type of Payment Annual Unit Price SETUP TV CONSOLE One Time ******

NHL Pricing Proposal Operational Fees per Team Notes: 1. Fees for service in excess of the above “Minutes per Month” will be Calculated at ****** per extra minute of video served. Any excess service fees will be calculated and invoiced at the end of each year. ****** ****** ****** Tier Two Teams ****** ****** ****** Tier One Teams ****** ****** ****** NHL.com Site Minimum (Mins/Month) (Mins/Month) Monthly Payment Out of Season In Season Group

Tier One NHL Teams Teams Anaheim Boston Detroit Montreal Teams Rangers Ottawa Philadelphia Toronto

NHL Pricing Proposal Operational Fees per Team Notes: 1. Fees for service in excess of the above “Minutes per Month” will be Calculated at ****** per extra minute of video served. Any excess service fees will be calculated and invoiced at the end of each year. w/o Broadband Services ****** (Mins/Month) (Mins/Month) Minimum NHL.com Site ****** ****** ****** Tier One Teams ****** ****** ****** Tier Two Teams ****** ******

Additional Terms and Information NeuLion Broadband Costs Equal to ****** Per Minute Served or ****** Per GB Content Storage limitations during the term of the agreement NHL.com 5,000 Total Hours Tier One Teams 3,000 Total Hours Tier Two Teams 1,000 Total Hours

Optional Individual Team Purchases Type of Payment Unit Price Annual Total Teams OPTIONAL INDIVIDUAL TEAM PURCHASES ADVERTISING INSERTION FEES (ESTIMATED 20 INSERT ADVERTISEMENTS) Per Transaction ****** ****** CONTENT PRODUCTION OUTSOURCING Six Monthly Payments ****** ****** EQUIPMENT (CAMERA & PC’S) One Time ******

NHL Implementation All Thirty (30) Teams Implemented By October 1, 2007 Setup Fees for TV Console Due As Work Is Completed & Project Plan League Wide Operational Fees Start October 1, 2007 Term Of Agreement Three Years Initial Payment of ******

NeuLion Consulting Services

Service Offering Overview NeuLion iPTV Solution Training Content Production Outsourcing Strategic content consultation and development. Equipment identification, purchase, setup and training in editing services. Team buys the equipment. Staff hiring: Identifying personnel, interviewing, and assist in hiring. On-Air Talent: Identifying, interviewing, assist in hiring and on-air training. Library: Researching what content currently exists in the NHL and Team library, recognizing what is ready to run on the service, and updating what isn’t ready.

Service Offering Overview NeuLion iPTV Solution Training Content Production Strategy Class Content Management Class Film and Field Production Content Production Outsourcing Term 6 months We will get the NHL Team product “on the air”, utilizing our staff and all of its resources. We will have the service running in the first 2 weeks of the engagement Following Production Schedule and Project Plan Engagement not to exceed three hundred hours, (300). (Detailed project management plan provided with Statement of Work

Service Offering Overview Consulting Team PRODUCTION TEAM Executive Producer: Oversees day to day content. Producers: 3 producers in charge of gathering/shooting all content, producing it, editing it, encoding it, and uploading it to the Team interface. Associate Producers: 2 associate producers in charge of producing content for the Team interface. They also shoot, edit, encode, and upload.

NHL TV Production Process Step 1-Shooting Coverage with 2 cameras, 1 shooting the practice and commentary from our announcers, and 1 shooting post practice interview sound in the locker-room. Step 2-Encoding Cameras connected to Laptops. Step 3-Producing Producers/associate Producers pick out the shots and pieces of content for Video Package. Step 4- Editing The video is edited using Final Cut Pro. Graphics and effects are added to the Video Package. Step 5- Uploading The final Video Package, “show”, is uploaded to the NeuLion interface. This can be done from anywhere there is an internet connection. Step 6- Publishing The completed video is published from the NeuLion interface, and is now viewable to anyone with an internet connection on NHL TV.

NeuLion Management Team

NeuLion Management Team The NeuLion management team is comprised of a seasoned group of industry veterans with over 15 years working together in enterprise software and media. Nancy Li Chief Executive Officer J. Chris Wagner Executive Vice President Marketplace Strategy Ronald M.E. Nunn Executive Vice President Business Operations Michael Her Executive Vice President Research & Development

Form Agreement Example

NeuLion iPTV is the fastest growing IPTV Platform

NeuLion iPTV Web Solutions Overview

NeuLion iPTV Web Solution Overview

NeuLion is a full end to end enterprise level iPTV service provider.  We build and manage private broadcasting networks for companies interested in reaching a specific target audience.  Since we use the public internet, customers can reach the broadcast service from anywhere in the world – on the TV, through the Web to a computer, or other consumer devices.  This is an overview of the NeuLion iPTV Web Solution Features, Functions and Benefits.

TV CONSOLE SERVICES PROVIDED

Design and personalization of Company branded web browser interface (the NeuLion iPTV TV Console) based on NeuLion provided design templates include the following TV Console features:

1.                                      Video viewable as broadcast channels, auto-playing spotlights or video-on-demand (VOD)

NeuLion’s iPTV TV Console delivers a rich video experience.  The console has a large main video viewing window that plays the current program and the user can browse the site while video is playing.  Based on user’s available bandwidth, the system will automatically deliver the best video quality available.

Each channel has a program schedule and the server plays the content based on a predefined daily schedule.  This creates a true TV-like experience.  Only NeuLion’s iPTV solution can deliver the same experience on TV through the STB and on through an internet browser.  The electronic programming guide tells the user what is playing and when their favorite program is scheduled.

The system can support a large number of linear channels because with internet television there is no limit on the number of channels you may have.

By default, the spotlights and channels begin playing as soon as the user logs on.  This “always on” feature gives the under instant gratification, without waiting for content to play.

In addition, the linear channels have on-demand support and gives the combined “broadcast television/personal video recorder” experience all in one.  The on-demand video can be grouped into various categories or genre of interest.  Users can easily find the content they want to watch.

a.                                       Organize VOD content in a multiple media folder structure.  A video can be placed under more than one folder.  This feature supports “episode folders” that group episodes of the same show under the same folder.

NeuLion iPTV Web Solution Overview

b.                                      Grouped pages to accommodate large collections of media.  Allows for formatting of the user interface in a way that large video collections can be organized in a meaningful way.

c.                                       Browse-n-play allows end-users to browse while the current video continues playing.

d.                                      Linear channel management for the schedule and playing of linear (broadcast) content.

e.                                       Supports live broadcasting of real-time events.

f.                                         Advertising management where the Company can specify messaging to be displayed on the main end user console

i.                                          Multi-line animated text with stop/forward/rewind capability.

ii.                                       Programmable text/image banner with tracking statistics.

iii.                                    “Teaser” low-bandwidth banner video for visibility on other websites.

iv                                      Synchronized ads alongside a video based on video time index.

v.                                      Management interface for ad banners.

g.                                      Supports RSS and pod-casting.

h.                                      Supports trailer presentment (accessible along-side the full video).

i.                                          Event-oriented media grouping - provides yet another way of organize content in a meaningful and easy way for location.

j.                                          Full-screen viewing capabilities.

2.                                      The “What’s New” feature automatically lists most recently added video titles to help the user see the latest auditions to the service.

3.                                      Multi-title preview allows consumers to preview multiple video titles at the same time.

4.                                      Comprehensive search and video recommendation wizard based on consumer viewing habits.

a.                                       Basic search by title, description or tags/keywords.

NeuLion iPTV Web Solution Overview

b.                                      Advanced search by title, description, cast, or tags/keywords, release date or category.

5.                                      Creates a social network and interactive community with a user’s ability to upload video, share “buddy” play-lists and send messages.

a                                          User buddies and buddy groups.

b.                                      Per-user playlists, which may be private, public or shared among buddies only.

c.                                       Generate URL for a public playlist (e.g., for sending to friends by email).

d.                                      Supports clips of videos in a playlist.

e.                                       Per-video commentary and rating.

f.                                         Multiple discussion forums.

g.                                      User video upload, which could be specified as private, public, or shared among buddies only.

Setup and implementation of Company in the NeuLion Commerce Engine includes the following:

1.                                       Supports direct order capture from Company web site.  Allows the Company to take orders on their existing website and flow seamlessly through to the NeuLion provided service.

2.                                       Definition of consumer payment models (subscription, pay-per-view or combination) and associated payment processing.  This allows the Company tremendous flexibility in defining rates and charges for content.

- Credit card processing including validation and charging.

Setup and implementation of Company in the NeuLion iPTV Delivery Platform:

1.                                       Encoding of up to twenty (20) hours of Company provided video content.

2.                                       Training of Company personnel on video encoding, meta data creation and upload to the NeuLion iPTV Delivery Platform.

NeuLion iPTV Web Solution Overview

BASIC OPERATIONAL SERVICES PROVIDED

Ongoing operations and support of the NeuLion iPTV Delivery Platform include the following Content Management features:

1.                                      Web-based self-service administration console for content providers.  Allows the Company to be self-sufficient in updating and managing their service.

2.                                      Web-based content management system for video clip control with self service capability for Company content administrator.

a.                                       Encode videos on the hosted site through a scalable online encoder farm, or encode content in-house through provided encoding profile.

b.                                      Batch encoding services

i.                                          Encode from live video source (e.g. from camera, webcam, satellite, cable, set-top box, etc.)

ii.                                       Encode from video tiles of most common video formats (e.g., MPEG, AVI, MOV, WMV, DVD)

c.                                       Upload/manage content and metadata through secured internet access

i.                                          Online thumbnail creation for associating images with the video.

ii.                                       Define “similar videos” to allow user to find related materials quickly.

iii.                                    Publish the content.

d.                                      Organize VOD contents in a custom hierarchy

i.                                          Nested media folder structure.  A video can be placed under more than one folder.  Allows for the creation of intuitive “buckets” of content for users.

ii.                                       Support “episode folders” that group episodes of the same show under the same folder.

e.                                       Linear channel management for the schedule and playing of linear (broadcast) content.

f.                                         Support live broadcasting of real-time events.

NeuLion iPTV Web Solution Overview

3.                                      Workflow manager for meta-data and program schedule content association and management.

4.                                      Content storage and backup for up to ten thousand (10,000) hours of VOD content.

5.                                      Statistical reporting on content and viewer usage.

a.                                       Online statistic reports

b.                                      User access reports

c.                                       VOD access reports

d.                                      Top ten reports

e.                                       Total viewing time reports

f.                                         View count reports

g.                                      Category reports

h.                                      Audit trail reports

i.                                          Orders summary reports

j.                                          Order reports

Ongoing operations and support of the NeuLion iPTV Delivery Platform include the following Security features:

1.                                       Consumer management and authentication for access to the Company’s service.

k.                                       Supports several access modes:  open and free, free but requires registration with valid email address, requires special per-user access code (e.g., sent by post mail), monthly subscription, pay-per-view.

l.                                          Support “verification by image” during sign-up to prevent mass subscription by robot attacks or hackers.  This significantly reduces the number of forged registrations.

m.                                    Supports email verification to allow only users with valid email address to have access.

n.                                      Lock account on repeated logon features.  Automated self-serve unlock support.

NeuLion iPTV Web Solution Overview

o.                                      Automated self-serve “forgot password” support for password retrieval by end-users.

p.                                      Collection of user profile for analytic purposes.  Assists Company in determining trends in user’s video watching habits.

q.                                      End-user self-service support for viewing/editing user profile, change password, etc.

r.                                         Multi-language end-user GUI.

s.                                       Highly brand-able end-user GUI.  Allows extensive customization for the “look and feel” of the service.

2.                                       Encryption of sensitive information to protect consumer privacy

- Flexible DRM (Digital Rights Management, Microsoft-based) to protect the content and allow for various rights management scenarios.

3.                                       Role based access control for administration and reporting

- User management interface for CSR (customer service representatives)

Ongoing operations and support of the NeuLion iPTV Delivery Platform include the following Streaming Video features:

1.                                       Fast start video streaming processor provides an improved consumer experience, without waiting for video to begin playing.

2.                                       Multiple bit rate calibration to accommodate end-consumer bandwidth capability.  The service automatically detects bandwidth availability to the end user and auto-selects the correct version of the video to play.

3.                                       Geographically dispersed network points of presence for improved performance and redundant availability.  NeuLion has multiple data centers to deliver the content based on location and network conditions of the user.

4.                                       Internet bandwidth management and monitoring to ensure the highest level of service to the user is achieved.

NeuLion iPTV Web Solution Overview

Ongoing operations and support of the NeuLion iPTV Delivery Platform include the following Commerce Engine features:

1.                                       Integrate one time and recurring payment gateway billing for processing of transactions.

2.                                       Support for pay-per-view and subscription billing options.

3.                                       Payment and settlement reporting.

EXHIBIT A-2

[Slide 1]

NeuLion iPTV Service Proposal

Revised Pricing – May 29, 2007

National Hockey League

[Slide 2]

NeuLion “Center Ice” Service

•                                          Live Game Feeds

•                                          Center Ice “Usually Away Feeds”

•                                          In-Market “Home Feeds”

•                                          Live Game Radio

•                                          NeuLion Service and Costs

•                                          Downlink and Encoding Only

•                                          Based on three feeds for 1,340 games per season

–                                         “Home Feed, Away Feed, and Radio Feed”

•                                          Monthly Fee of ******

[Slide 3]

NHL Pricing Proposal TV Console Setup Fees

•                                          “Player” Setup Fees

•                                          Design TV Console

–                                         Based on NHL Design Template

–                                         Each Team “Player” or “Console” will be implemented using the NHL Design Template

•                                          Including support for two languages

–                                         Additionally, Teams can work with NeuLion directly for custom enhancements of the NHL Design Template

Not Priced Below	Payment	Unit Price
NHL Design Template	One Time	******
Per Team Implementation of Template	One Time	******

[Slide 4]

NHL Pricing Proposal Service Fees

•                                          NeuLion Service Includes –

•                                          Content Management, Subscriber Management, Billing, Registration, Digital Rights Management, Ad Server Integration, Geo Targeting, Syndication, and Reporting and Tracking.

•                                          Includes services for payment gateway, (Payflow, Verisign, etc)

•                                          Includes Storage

•                                          NHL Custom Setup and Implementation fee ****** (One Time Fee)

•                                          League Service Fee of ****** per Month

[Slide 5]

Additional Terms and Information

•                                          NeuLion Delivery Fees

•                                          Live and On-Demand Streaming

•                                          Digital Rights Management

•                                          Broadband Usage Fee Equal to ****** per GB

•                                          Content Storage limitations during the term of the agreement

•                                          NHL.com 5,000 Total Hours

•                                          Tier One Teams 3,000 Total Hours

•                                          Tier Two Teams 1,000 Total Hours

[Slide 6]

NeuLion Consulting Services

As Originally Proposed

[Slide 7]

Service Offering Overview

•                                          NeuLion iPTV Solution Training

•                                          Content Production Strategy Class

•                                          Content Management Class

•                                          Film and Field Production

•                                          ******

•                                          Content Production Outsourcing

•                                          Term 6 months

•                                          We will get the NHL Team product “on the air”, utilizing our staff and all of its resources.

•                                          We will have the service running in the first 2 weeks of the engagement

•                                          Following Production Schedule and Project Plan

•                                          Engagement not to exceed three hundred hours consulting hours, (300).  (Detailed project management plan provided with Statement of Work

[Slide 8]

NeuLion iPTV is the fastest growing IPTV Platform

EXHIBIT A-3

NHL Video Streaming Requirements

Summary

•	Content Production
	•	“Islanders TV” style video production and content for all teams
	•	Live Game feeds for “Center Ice Streaming”
	•	Automated import of Hockey Factory Content

•	Video Player Functionality and Features
	•	Easily Skinnable players, Playback controls (Stop, Skip, pause/play)
	•	Full-screen playback and auto-play support
	•	Customizable user interface
	•	Playlisting, Sharing of selected clips, RSS subscriptions
	•	Integrated search, Search engine optimization
	•	Multiple platform support (Windows, Mac, Linux)

•	Content Management
	•	Per clip usage policies
	•	Metadata tagging
	•	Integration with NHL.com and Team web sites
	•	Transcode services

•	Subscriber Management
	•	User Database
	•	Billing and customer payment processing User Registration tools

•	Delivery
	•	Live streaming and video on demand
	•	E-commerce capabilities
	•	Zip code level access control
	•	Digital Rights Management
	•	Ad network integration
	•	Highly redundant and geographically diverse streaming network

•	Reporting
	•	Usage reporting by clip, site, or network wide
	•	Comparative reports: most shared, most viewed
	•	Tracking of embedded/shared/emailed clips.
	•	Integration with Omniture

•	Content Production
	•	“Islanders TV” style video production and content for all teams

	•	Produce the NHL Team TV product utilizing Neulion staff and all of its resources to: Shoot, Encode, Produce, Edit, Upload, and Publish
	•	Engagement not to exceed three hundred hours

•	Acquisition/ encoding of Live Game feeds
	•	Center Ice Streaming
	•	In-market streaming of local rightsholder feed.
	•	Live Game Audio “Home & Away”
	•	Zip code level gating, billing, and subscriber support for both packages.

•	Hockey Factory Content
	•	Automated import of Hockey Factory Content and associated metadata (individual event highlights, game highlights, some condensed games, no-stoppage whole games, weekly and occasional compilations)
	•	Integrated with NHL’s content management system.

Video Player Functionality and Features

•	Design Features
	•	Easily Skinnable players for team, team special event, team sponsor features, etc.
	•	Playback controls (Stop, Skip, pause/play)
	•	Full-screen playback and auto-play support
	•	Customizable user interface allowing teams to categorize, organize, and present their video content the way(s) that they choose to.

•	Functionality
	•	Playlisting: Team-created manual playlists, auto-generated most-recent/most watched/most shared playlists, user-created playlists that can be shared with friends.
	•	Email sharing of selected clips, code to embed sharable clips in blogs and social networking sites.
	•	RSS subscription support.
	•	Integrated search capabilities.
	•	Search engine optimization supporting crawls by Google, Yahoo, MSN, etc.
	•	Multiple platform support (Windows, Mac, Linux)

Content Management

•	Per clip usage policies and management (non-DRM):
	•	Schedule based publishing and expiration of clips
	•	Pay per view/subscription support with user registration, e-commerce, geographical/zip code restriction
	•	Multiple team site and third party syndication support
	•	Sharability

•	Metadata
	•	Standard Metadata tagging and management with facility for metadata import from external systems.
	•	Ability to add custom metadata fields
	•	Thumbnail generation

•	Integration
	•	Integration with NHL.com and Team web sites for contextual linking of individual event highlights and game highlights. Links to clips by Player, Team, Game, Event type (goal, hit , save).
	•	Integration with NHL Content Management System.

•	Transcode services with connectors for common third party delivery destinations like mobile carriers, youtube, yahoo, amazon, apple.

Subscriber Management
	•	User Database with query and import/export tools
	•	Billing and customer payment processing and support.
•

User Registration tools with the ability to specify data collection and integrity requirements and the ability to specify the collection of customized data fields when desired (Add Favorite Player...).

Delivery
	•	Live streaming and video on demand in both Flash and Windows Media. Support for progressive download Quicktime as well.
	•	E-commerce capabilities with broad payment gateway/merchant account support (PayPal Payflow Pro Gateway)
	•	Zip code level access control and gating for live streams.
	•	Digital Rights Management license delivery and policy management if desired. Support for Flash DRM tools when they become available.
	•	Ad network integration for both pre and post roll clips and companion ads. Tools to manage ad frequency.
	•	Support for major ad networks like Doubleclick DART and Lightningcast.
	•	Advanced targeting capabilities.
	•	Team players should have ability to manage and sell inventory delegated to them.
	•	Highly redundant and geographically diverse streaming network with guaranteed service level availability of *****.
Reporting
	•	Usage reporting by clip, site, or network wide. Including user metrics like avg. view duration, client type, format, bit rate, bandwidth, screen resolution.
	•	Automated scheduled usage reports.
	•	Comparative reports: most shared, most viewed
	•	Tracking of embedded/shared/emailed clips.

•	Integration with Omniture (web analytics) for player and stream reporting. Inclusion of Omniture measurement code in players and streaming media.

EXHIBIT B

NEULION SERVICE FEES

In consideration for services provided to the NHL, NeuLion shall receive the following fees from the NHL:

•                  Base Services Fees — For NeuLion’s Base Services, the NHL shall pay NeuLion:

1.                A one time fee of **********;

2.                A one time fee of **********;

3.                A one time fee of **********;

4.                A one time fee of **********;

5.                A monthly recurring fee of ***********; and,

6.                A monthly recurring fee during the Term of the Agreement equal to ***************************.

•                  Center Ice Services Fees — For NeuLion’s Center Ice Services, the NHL shall pay NeuLion:

1.                A monthly recurring fee of ***

2.                A monthly recurring fee during the Term of the Agreement equal to the *******.

3.                In the event NeuLion elects to start providing the Radio Services only as of the start of the second year of the Term, the fixed monthly recurring fee for the Center Ice Services for the first year of the Term, as set forth in Exhibit B, shall be *****.

4.                The monthly recurring fee shall be **************.

•                  Consulting Services Fees — For NeuLion’s Consulting Services, the NHL shall pay NeuLion:

1.                A one-time fee of ********, excluding pre-approved, documented, reasonable travel expenses for class instructors; and,

2.                A fixed fee per Member Club engagement of ********* for up to 300 labor hours.

************************************************************************************************************ ************************************************************************************************************ ************************************************.

Absent delays caused by the NHL (excluding a mutually agreed period of time afforded to the NHL to perform testing of the Deliverables, at its own expense, pursuant to Section 2 of the Agreement) or Force Majeure Events, NeuLion shall complete final setup and delivery of all Deliverables, in each case in accordance with the terms of this Agreement, by the following dates (the “Delivery Dates”):

•               Center Ice Services:

•      Registration functionality – September 7, 2007

•      Full product – September 21, 2007

•     Team Video Player:

•      Full product – September 1, 2007

•     In-Market Streaming Player:

•      Full product – September 7, 2007

•     Radio Player/Functionality:

•                   Full product (if NeuLion elects to provide the Radio Services beginning with the first year of the Term) – September 7, 2007

•                   Full product (if NeuLion elects to provide the Radio Services beginning with the second year of the Term) – September 7, 2008

Failure to meet any Delivery Dates by more than 5 business days shall entitle the NHL to terminate this Agreement, in whole or with respect to the delayed portions thereof, without liability to NeuLion.

At anytime during the Term of this Agreement, if, as reported by three (3) or more recognized industry analysts, **** **** (iii) the NHL will have the option to request a corresponding reduction of the ********* used in calculating the monthly fees payable to NeuLion in sections Base Service Fees, item 5 and Center Ice Fees, item 2 above.

EXHIBIT C

Service Levels

In its performance of the Services hereunder, NeuLion shall meet or exceed the following Service Levels:

1.     Outages/Permitted Downtime

NeuLion shall use its best efforts to minimize the number of Outages throughout the Term.  For the purpose of this Agreement, an “Outage” shall mean a continuous period of two (2) minutes where the NeuLion iPTV Platform is not performing in accordance with this Agreement (including, without limitation, with respect to Content streaming, registration/subscription processing, or payment processing); provided that the following shall be excluded from the calculation of Outages (“Permitted Downtime”):

•                   Up to 12 hours per month of scheduled maintenance, to be performed during off-peak times (i.e. during periods where no live games are in progress) and only upon 3 days prior notice to the NHL; and

•                   Downtime caused by events outside of NeuLion’s reasonable control, as measured by the highest standards of the hosting and video streaming industries (which, for clarity, require that NeuLion (i) employ failover equipment, multiple streaming providers and other redundancies to mitigate the effect of any given equipment or provider outage, (ii) perform adequate testing on any third party firmware, hardware or other applications or equipment prior to placing them in a production environment, and (iii) generally using a standard of care consistent with the highest standards of the hosting and video streaming industry in its operation and support of the Service and the NeuLion iPTV Platform).

2.     Latency

NeuLion shall use its best efforts to keep Latency below three (3) seconds throughout the Term.  For the purposes of this Agreement, “Latency” shall mean the network latency measured and reported by NeuLion’s IP transit and CDN network providers, and NeuLion shall provide the NHL with a report directly from such CDN verifying all Latency measurements.  Latency shall exclude delays caused by events outside of NeuLion’s reasonable control, as measured by the highest standards of the hosting and video streaming industries (which, for clarity, require that NeuLion (i) employ failover equipment, multiple streaming providers and other redundancies to mitigate the effect of any given equipment or provider outage, (ii) perform adequate testing on any third party firmware, hardware or other applications or equipment prior to placing them in a production environment, and (iii) generally using a standard of care consistent with the highest standards of the hosting and video streaming industry in its operation and support of the Service and the NeuLion iPTV Platform).

3.     Blackout Failures

In the event of *** or more failures by NeuLion to blackout any NHL game substantially with respect to end users that NeuLion has identified as being subject to such blackout (e.g. NeuLion fails to blackout a Rangers game with respect to end users that NeuLion has determined are located within the Rangers blackout region, regardless of where such determination is accurate), the NHL may terminate this Agreement upon notice to NeuLion.

4.     Support Response Times

NeuLion shall use its best efforts to respond to and resolve Service issues in accordance with the following:

Priority	Initial Response	Updates	Fix Plan Response Time
Severity 1 – Disruption that prevents access to streaming Content.	***	***	***

Severity 2 – Viewing or listening dropouts, degradations or intermittent interruptions	***	***	***

Severity 3 – Service does not operate as designed, moderate operational impact. No end user impact.	***	***	***

Severity 4 – Minor problem. No end user impact.	***	***	***

Severity 5 – NHL request for enhancement	***	***	***

5.     Remedies

If (A) Outages occur either (i) *** times in a given month or (ii) *** times over the course of any *** months during the Term, and/or (B) Latency exceeds *** over the course of (i) *** or (ii) *** during the Term, the NHL shall have the right to terminate this Agreement upon 30 days notice to NeuLion.

In addition, in the event that the NHL issues refunds to Service end users as a result of Service-related issues occurring on any given day during the Term, then for each such day, the Parties shall work together in good faith to determine whether such issues were the result of Outages (i.e. not Permitted Downtime), and in such cases NeuLion shall reimburse the NHL for any such refunds issued, up to a maximum of the daily equivalent of NeuLion’s monthly recurring Center Ice Services Fee ****** ****** ******.

6.     Monitoring and Reporting

NeuLion shall continuously monitor the Service and the NeuLion iPTV Platform for performance against the foregoing Service Levels.  NeuLion shall furnish the NHL with reasonable access to an up-to-date online monitoring system that will enable the NHL to view NeuLion’s Service Level performance going back at least as far as ****.

NeuLion shall also provide the NHL with test objects for each NeuLion Point-of-Presence (“POP”), so as to enable the NHL to monitor each POP through its own third party monitoring solution (currently Gomez).

Attachment B

Advertising Fee Schedule

Streamed Event #	NeuLion’s Share of Advertising Revenue
1	***
Additional Event	***